ARTICLES SUPPLEMENTARY
TO
ARTICLES OF INCORPORATION
OF
THE DREYFUS/LAUREL FUNDS, INC.

     The Dreyfus/Laurel Funds, Inc. (the "Corporation"), a Maryland Corporation, incorporated on August 6, 1987, having its principal office in Maryland in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation ("Board") by Article FIFTH of the Articles of Incorporation of the Corporation, as amended ("Articles of Incorporation"), the Board has heretofore duly designated, in accordance with Section 2-105(c) of the Maryland General Corporation Law, the aggregate number of shares of capital stock which the Corporation is authorized to issue at twenty-five billion (25,000,000,000) shares of capital stock, par value $.001 per share, amounting in the aggregate to a par value of twenty-five million dollars ($25,000,000). Such shares of capital stock have heretofore been classified by the Board among the Series of the Corporation as follows:

Dreyfus Money Market Reserves, Class R	(2 billion shares)
Dreyfus Money Market Reserves, Investor Class	(2 billion shares)
Dreyfus U.S. Treasury Reserves, Class R	(1 billion shares)
Dreyfus U.S. Treasury Reserves, Investor Class	(1 billion shares)
Dreyfus Municipal Reserves, Class R	(1 billion shares)
Dreyfus Municipal Reserves, Investor Class	(1 billion shares)
Dreyfus Institutional Government Money Market Fund	(2 billion shares)
Dreyfus Institutional Prime Money Market Fund	(2 billion shares)
Dreyfus Institutional U.S. Treasury Money Market Fund	(2 billion shares)
Dreyfus Premier Balanced Fund, Class R	(50 million shares)
Dreyfus Premier Balanced Fund, Class A	(50 million shares)
Dreyfus Premier Balanced Fund, Class B	(50 million shares)
Dreyfus Premier Balanced Fund, Class C	(50 million shares)
Dreyfus Premier Balanced Fund, Class T	(200 million shares)
Dreyfus Bond Market Index Fund, BASIC Class	(100 million shares)
Dreyfus Bond Market Index Fund, Investor Class	(50 million shares)
Dreyfus Premier Limited Term Income Fund, Class R	(100 million shares)
Dreyfus Premier Limited Term Income Fund, Class A	(50 million shares)
Dreyfus Premier Limited Term Income Fund, Class B	(50 million shares)
Dreyfus Premier Limited Term Income Fund, Class C	(50 million shares)
Dreyfus Premier Large Company Stock Fund, Class R	(30 million shares)
Dreyfus Premier Large Company Stock Fund, Class A	(20 million shares)
Dreyfus Premier Large Company Stock Fund, Class B	(100 million shares)
Dreyfus Premier Large Company Stock Fund, Class C	(100 million shares)
Dreyfus Premier Large Company Stock Fund, Class T	(200 million shares)

Dreyfus Premier Midcap Stock Fund, Class R	(66 million shares)
Dreyfus Premier Midcap Stock Fund, Class A	(22 million shares)
Dreyfus Premier Midcap Stock Fund, Class B	(100 million shares)
Dreyfus Premier Midcap Stock Fund, Class C	(100 million shares)
Dreyfus Premier Midcap Stock Fund, Class T	(200 million shares)
Dreyfus Premier Small Company Stock Fund, Class R	(41 million shares)
Dreyfus Premier Small Company Stock Fund, Class A	(27 million shares)
Dreyfus Premier Small Company Stock Fund, Class B	(50 million shares)
Dreyfus Premier Small Company Stock Fund, Class C	(50 million shares)
Dreyfus Premier Small Company Stock Fund, Class T	(200 million shares)
Dreyfus Disciplined Stock Fund	(245 million shares)
Dreyfus BASIC S&P 500 Stock Index Fund	(150 million shares)
Dreyfus Premier Small Cap Value Fund, Class R	(100 million shares)
Dreyfus Premier Small Cap Value Fund, Class A	(100 million shares)
Dreyfus Premier Small Cap Value Fund, Class B	(100 million shares)
Dreyfus Premier Small Cap Value Fund, Class C	(100 million shares)
Dreyfus Premier Small Cap Value Fund, Class T	(200 million shares)
Dreyfus Premier Tax Managed Growth Fund, Class A	(100 million shares)
Dreyfus Premier Tax Managed Growth Fund, Class B	(100 million shares)
Dreyfus Premier Tax Managed Growth Fund, Class C	(100 million shares)
Dreyfus Premier Tax Managed Growth Fund, Class T	(100 million shares)
Dreyfus Premier Tax Managed Growth Fund Class R	(100 million shares)
Dreyfus Premier Core Equity Fund, Class R	(100 million shares)
Dreyfus Premier Core Equity Fund, Class A	(100 million shares)
Dreyfus Premier Core Equity Fund, Class B	(100 million shares)
Dreyfus Premier Core Equity Fund, Class C	(100 million shares)
Dreyfus Premier Core Equity Fund, Class T	(100 million shares)
Dreyfus Premier Strategic Income Fund, Class A	(100 million shares)
Dreyfus Premier Strategic Income Fund, Class C	(100 million shares)
Dreyfus Premier Strategic Income Fund, Class R	(100 million shares)

     SECOND: Pursuant to authority expressly vested in the Board by Article FIFTH of the Articles of Incorporation, the Board, in accordance with Sections 2-105 (including 2-105(c)), 2-208 and 208.1 of the Maryland General Corporation Law, establishes and designates the following new Series and Classes thereof listed below, effective July 2, 2007.

Dreyfus Municipal Reserves

BASIC Class (1 billion shares)

Class B (1 billion shares)

     THIRD: The aggregate number of shares of all Classes and Series of capital stock of the Corporation remains twenty-five billion, the par value shall remain $.001, and the aggregate par value of all authorized stock remains twenty-five million dollars ($25,000,000). Except as provided in the foregoing Article SECOND of these Articles Supplementary, the designation and aggregate number of shares of capital stock of each Series and Class the Corporation is authorized to issue remain unchanged from those set forth in Article FIRST. All authorized shares not designated or classified above remain available for future designation and classification by the Board.

     The Corporation's Common Stock shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Articles of Incorporation generally.

     FOURTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under 1940 Act.

     FIFTH: These Articles Supplementary were approved by a majority of the entire Board and are limited to changes expressly permitted by Section 2-105(a)(12) and Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     IN WITNESS WHEREOF, the undersigned hereby executes these Articles Supplementary on behalf of the Corporation, acknowledging it to be the act of the Corporation, and further states under the penalties of perjury that, to the best of his or her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

THE DREYFUS/LAUREL FUNDS, INC.

By:

Jeff Prusnofsky
Vice President

WITNESS:

________________________________ John Hammalian Assistant Secretary

Dated: July 2, 2007